UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 28, 2020

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ONDK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Mid-Quarter Update
During the month of May, On Deck Capital, Inc. (the "Company") has continued to execute against the COVID-19 response plan outlined in our first quarter earnings call on April 30th. We have made substantial progress on increasing the percentage of customers in paying relationships, negotiating amendments to our warehouse funding facilities, delivering PPP loans to small businesses, managing to our expense targets, and preparing our strategy to recommence U.S. term loan and line of credit originations in June. We remain committed to transparency with all stakeholders, including our customers, business partners, investors, creditors and employees, and are thus providing this mid-quarter update.

Portfolio delinquency has been generally stable and the percentage of delinquent loan balances in repayment improved since April 30th.

•	We remain focused on managing credit risks and improving collectability from existing accounts.

•	We are observing early signs of improvement in industries less impacted by the pandemic and in geographies that are beginning to reopen:

•
The balance of loans one day or more delinquent (“1+ delinquent loans”) in the U.S. portfolio decreased slightly from April 30th while the corresponding 1+ Days Past Due Rate has been generally stable.

•
The percentage of 1+ delinquent loans for which we received a payment of at least 25% of the original contractual amount due in the last seven days improved from approximately 30% at March 31st and approximately 45% at April 30th to approximately 55% as of May 22nd.

•
The percentage of total U.S. customers making a payment in the last seven days of at least 25% of the original contractual amount due increased from a low of 75% on April 17th to approximately 82% on May 22nd.

•
Portfolio performance quarter-to-date has generally been consistent with the assumptions underlying our March 31, 2020 financial statements, including our calculation of the allowance for credit losses.

Significant progress on liquidity management.

•	Our unrestricted U.S. cash balance was $99 million as of May 22nd, compared to $110 million as of April 30th.

•
We amended four of our U.S. warehouse facilities. These amendments mitigate the effect of COVID-19 impacted loans on borrowing base requirements and portfolio performance tests for a specified period, which ends, depending on the facility, between July 16, 2020 and August 31, 2020, and reduce facility advance rates. See previous SEC filings for a full description of our U.S. warehouse facility amendments.

•
We are working with our corporate line and international facility lenders to evaluate options and/or amend the terms of those agreements in response to COVID-19 impacts. Our securitizations are now in accelerated amortization.

•
Our corporate line remains fully drawn and we currently have capacity to fund new originations in our Prime OnDeck Receivable Trust II and OnDeck Account Receivables Trust 2013-I warehouse facilities. We expect our other U.S. warehouse facilities to become available for new financings within the next two months and they will remain available subject to the maintenance of an adequate borrowing base.

Supporting the Paycheck Protection Program (PPP)

•
We remain committed to helping our small business customers manage through this crisis. We are participating in the SBA’s Paycheck Protection Program (PPP) through partnerships with experienced SBA lender banks.

•
We surveyed OnDeck customers at the end of April and received approximately 1,700 responses. Of the responses received, only 15% of our customers stated they received a PPP loan during the first round of program funding while 72% of our customers stated they were planning to apply for a PPP loan in the second round of funding.

Preparing to Restart Term Loan and Line of Credit Originations

•	In May, we continued to fund line of credit draws for certain existing customers, and our international businesses are also originating small volumes of new loans.

•	We are adapting our credit decisioning model and pricing strategies to reflect changes in borrower behavior and the macro environment.

•
We plan to recommence limited U.S. originations of new term loans and lines of credit in June, focused on current or past customers with strong performance histories and in desirable geographies and industries.

The COVID-19 pandemic continues to have a profound impact on the small business lending environment. We are generally tracking to the second quarter origination and expense targets discussed during our first quarter earnings call. We plan to align our second half 2020 origination strategy and operating expense to fit our liquidity position and the operating environment to position the Company for success as the pandemic abates and the economy begins to recover.

The information set forth under this Item 7.01 and Item 9.01 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Safe Harbor Statement
The information in this Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority. Forward-looking statements can be identified by words such as "will," "enables," "targets," "expects," "intends," "may," "allows," "plans," "continues," "believes," "anticipates," "estimates" or similar expressions. These include statements regarding the impact of global economic, political, market, health and social events or conditions, including the impact of the COVID-19 outbreak; portfolio stabilization and improvements in delinquencies and payment trends; our ability to meet the conditions of, and remain in compliance with, the terms of our amended debt facilities, or cure deficiencies under our other debt facilities or obtain additional waivers or amendments to avoid the risk of default under our corporate line and international facilities; our ability to fund originations and support the Paycheck Protection Program; recommencement of term loans and lines of credit for qualifying customers; realization of benefits related to cost cutting actions; our business model, including changes in our origination strategy and expense base; pandemic abatement and economic recovery; and other external factors. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. In particular, the consequences of the COVID-19 outbreak to economic conditions and our industry in general are changing rapidly and present material uncertainty with respect to our financial position and operating results. Therefore, you should not rely on any of these forward-looking statements.  Our expected results may not be achieved, and actual results may differ materially from our expectations.
Important factors that could cause or contribute to such differences include risks relating to: (1) our ability to maintain continuity and productivity in our business operations given our transition to a remote workforce; (2) changes in our loan originations volume, collections activities and our customers' ability to repay amounts borrowed under our term loan, line of credit or equipment finance products; (3) disruption and volatility in the global capital markets which increases the cost of capital and adversely impacts our access to capital from committed facilities and lenders, and our ability to maintain adequate liquidity; (4) recent and future changes to our underwriting standards and other operating policies and procedures and whether those changes work as intended; (5) the impact of the COVID-19 outbreak on our business partners, vendors and other third parties and their ability to perform under contractual or other arrangements; (6) our ability to estimate future performance of our businesses, particularly over the near- to medium-term due to uncertainty surrounding COVID-19; (7) the ability of our customers to perform, including in making timely payments, due to disruptions in their supply chains; (8) changes in our growth strategies or strategic initiatives, including our ability to pursue a bank charter, introduce new products or features, expand our platform to other lenders through ODX, expand into international markets and engage in business development activities; (9) our ability and willingness to make repurchases of our common stock under our previously announced share repurchase program; (10) worsening economic conditions that may result in decreased demand for our loans or services and increase our customers' default rates; (11) supply and demand driven changes in credit and increases in the availability of capital for our competitors that negatively impacts our loan pricing; (12) our ability to accurately assess creditworthiness and forecast and reserve for loan losses given the dynamic environment and our recent adoption of CECL; (13) the effectiveness of our efforts to identify, manage and mitigate our credit, market, liquidity, operational and other risks associated with our business and strategic objectives; (14) our reputation and possible adverse publicity about us or our industry, including actions we have taken or may take in response to the COVID-19 outbreak; (15) changes in federal or state laws or regulations, or judicial decisions, or other significant changes, including those related to the COVID-19 outbreak; and other risks, including those described in Part II - Item 1A. Risk Factors in our Form 10-Q for the quarter ended March 31, 2020, Part I - Item 1A. Risk Factors in our Annual Report on From 10-K for the year ended December 31, 2019, and other documents that we file with the Securities and Exchange Commission, or SEC, from time to time which are or will be available on the SEC website at www.sec.gov.
Information in this Current Report on Form 8-K is not an offer or recommendation to buy or sell securities or the solicitation of an offer to buy or sell securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Investor Presentation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2020	On Deck Capital, Inc.

/s/ Kenneth A. Brause
Kenneth A. Brause Chief Financial Officer